SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K

              Current Report Pursuant to Section 12 or 15(d)
                  of the Securities Exchange Act of 1934



      Date of Report (date of earliest event reported): July 14, 1997



                          THE QUANTUM GROUP, INC.
                       ____________________________
          (Exact Name of Registrant as Specified in its Charter)



     Nevada                   0-23812             95-4255962
     __________               _______             __________
     (State or Other          (Commission         (Employer
      Jurisdiction)           File Number)          Identification
                                                     Number)


    Park Irvine Center, 14771 Myford Road, Building B, Tustin, CA 90744
   ____________________________________________________________________
                 (Address of Principal Executive Offices)


    Registrant's Telephone Number, Including Area Code: (714) 508-1470
ITEM 5.   OTHER EVENTS

     Effective July 14, 1997, the Company made a one for three reverse split of the issued and outstanding common shares of the Company. Prior to the reverse split, the Company had a total of 9,459,696 common shares issued and outstanding and following the reverse split, the Company has a total of 3,153,232 common shares issued and outstanding. The par value of the common shares remained unchanged at $.001 per share.

     The proposed reverse split of the issued and outstanding common shares of the Company was put to a vote of the Company's shareholders at the Company's annual meeting on June 27, 1997 and was unanimously approved.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

            THE QUANTUM GROUP, INC.

Date:       July 18, 1997          By:  /S/ Ehrenfried Liebech
                                   _______________________
                                   Ehrenfried Liebech
                                   President and Director
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